Ensco plc
Substitute Power of Attorney
Pursuant to the powers of attorney, copies of which were previously filed with the Securities and Exchange Commission (the "SEC") on the dates listed below (collectively, the "Powers of Attorney"), each of the following officers and/or directors of Ensco plc, a public limited company organized under the laws of England and Wales (the "Company"), on the dates indicated below next to such person's name, appointed Elizabeth A. Cook as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do and perform every act whatsoever necessary or desirable to be done in the exercise of the rights and powers granted in the Power of Attorney executed by such person:

Name            Executed        Filed with SEC
Steven Joseph Brady    June 28, 2013        September 6, 2013
John Mark Burns        June 25, 2013        September 6, 2013
Robert W. Edwards, III    June 27, 2013        July 11, 2013
David Ethan Hensel    January 13, 2014    January 16, 2014
John Stokes Knowlton    June 27, 2013        August 5, 2013
Brady K. Long        June 28, 2013        February 14, 2014
Patrick Carey Lowe    June 28, 2013        November 20, 2013
Gilles Luca        December 1, 2014    December 3, 2014
James W. Swent, III    June 28, 2013        August 5, 2013
Carl Trowell        May 21, 2014        June 2, 2014

The undersigned, pursuant to the powers granted in the Powers of Attorney, hereby constitutes and appoints Davor S. Vukadin as substitute to the undersigned attorney-in-fact, with full power and authority to do and perform every act without any other and with full power of substitution and resubstitution, to exercise and execute all of the powers granted to the undersigned in the Powers of Attorney.  For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned in the Powers of Attorney.

This Substitute Power of Attorney shall remain in full force and effect with respect to each individual listed above, until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

IN WITNESS THEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 29th day of May, 2015.

By: /s/ Elizabeth A. Cook

Name: Elizabeth A. Cook
Title: Attorney-in-Fact